Exhibit 5.2

366 Madison Avenue
3rd Floor
New York, NY 10017
tel: (212) 588-0022
fax: (212) 826-9307

March 28, 2023

NETCLASS TECHNOLOGY INC

6F, Building A

1188 Wan Rong Road

Shanghai, People’s Republic of China 200436

Re: Form F-1 Registration Statement

Ladies and Gentlemen:

We are acting as special counsel for NETCLASS TECHNOLOGY INC, a Cayman Islands corporation (the “Company”), in connection with the registration statement on Form F-1 (the “Registration Statement”), as initially filed with the Company with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on March 28, 2023, as amended from time to time, for the proposed sale (the “Offering”) of:

(i)	up to $3,750,000 of shares (the “Initial Shares”) of the Company’s Class A ordinary shares, par value $0.00025 per share (the “Class A ordinary shares”),
(ii)	additional shares of Class A ordinary shares in an amount of up to 15% of the Initial Shares sold (together with the Initial Shares, the “Offered Shares”),
(iii)	warrants to purchase shares of Class A ordinary shares in an amount equal to 5% of the Offered Shares to be issued to Revere Securities LLC (the “Representative”), the representative of the underwriters, in connection with the Offering (the “Representative’s Warrants”), and
(iv)	the Company’s Class A ordinary shares issuable upon exercise of the Representative’s Warrants. .

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus, other than as expressly stated herein with respect to the issuance of the Representative’s Warrants.

In connection with this opinion, we have examined and relied upon the originals or copies certified or otherwise identified to our satisfaction of (i) the Registration Statement and the prospectus which forms a part of a Registration Statement, including all exhibits filed therewith, (ii) the form of the Underwriting Agreement to be executed in connection with the Offering by and between the Company and the Representative (the “Underwriting Agreement”), (iii) the form of Representative’s Warrants, and (iv) a copy of the executed written resolution of the directors of the Company dated November 22, 2022 and (v) such other documents as we have deemed necessary for purposes of rendering the opinion hereinafter set forth.

In addition to the foregoing, we have relied as to matters of fact upon the representations made by the Company and its representatives. In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents, the legal competence of all signatories to such documents, that each signatory to such document has or will have sufficient legal capacity to execute such document and that the issuance of the Representative’s Warrants has been duly authorized by the Company. Other than our examination of the documents indicated above, we have made no other examination in connection with this opinion.

We are members of the Bar of the State of New York. We do not hold ourselves out as being conversant with, or expressing any opinion with respect to, the laws of any jurisdiction other than the laws of the State of New York. Accordingly, the opinions expressed herein are expressly limited to the laws of the State of New York. Our opinion is based on these laws as in effect on the date hereof. We express no opinion as to whether the laws of any other jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

March 28, 2023

On the basis of the foregoing and in reliance thereon, and subject to the qualifications herein stated, we are of the opinion that the Representative’s Warrants, when issued and paid for in accordance with the terms of the Registration Statement and the Underwriting Agreement, will constitute valid and binding obligations of the Company in accordance with their terms under the laws of the State of New York.

This opinion letter speaks only as of the date hereof, and we assume no obligation to update or supplement this opinion letter if any applicable laws change after the date of this opinion letter or if we become aware after the date of this opinion letter of any facts, whether existing before or arising after the date hereof, that might change the opinions expressed above.

This opinion is furnished in connection with the filing of the Registration Statement and the prospectus and may not be relied upon for any other purpose without our prior written consent in each instance. Further, no portion of this opinion may be quoted, circulated or referred to in any other document for any other purpose without our prior written consent.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus. In giving such consent, we do not admit that we are we are an “expert” within the meaning of the Securities Act or in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Ortoli Rosenstadt LLP
Ortoli Rosenstadt LLP